Form 8-K/A                                                          Exhibit 99.3
October 16, 1998

Post-Merger Financial Results

AT&T Corp. ("AT&T" or the "Company") is filing a condensed statement of income for the month ended August 31, 1998 and a condensed balance sheet at August 31, 1998. All figures reflect the merger between AT&T and Teleport Communications Group, Inc. (TCG) on July 23, 1998, which was accounted for as a pooling of interests. The income statement data for the month ended August 31, 1998, and balance sheet data at August 31, 1998, are derived from AT&T's unaudited consolidated financial statements.


                                   AT&T Corp. and Subsidiaries
                                 Condensed Statement of Income
                                      For the Month Ended
                                         August 31, 1998
                                      (Dollars in Millions)
                                   (except per share amounts)


Total revenue                               $4,560
Operating expenses                           3,575
Operating income                               985
Net income before extraordinary loss           619
Extinguishment of debt (net
   of taxes of $80)                           (137)
Net income                                  $  482
Earnings per share - basic
   Net income before extraordinary loss     $ 0.34
   Extinguishment of debt                    (0.07)
   Net income                               $ 0.27
Earnings per share - diluted
   Net income before extraordinary loss     $ 0.34
   Extinguishment of debt                    (0.07)
   Net income                               $ 0.27

Form 8-K/A
October 16, 1998

                                 AT&T Corp. and Subsidiaries
                                    Condensed Balance Sheet
                                        August 31, 1998


Current assets                              $17,622
Other assets                                 42,185
Total assets                                $59,807

Current liabilities                         $14,589
Other liabilities                            19,583
Total liabilities                            34,172
Total shareowners' equity                    25,635
Total liabilities and shareowners' equity   $59,807


Because of rules pertaining to pooling of interest accounting, at least 30 days of post-merger financial results for the combined AT&T and TCG must be published at this time. It is highly unusual for AT&T to publish a single month's results. Because this is so unusual, AT&T cautions that fluctuations in monthly results are not necessarily the same as the trends that would be evident in quarterly reporting, just as the seasonal variation inherent in quarterly results are not apparent in annual results.

AT&T believes that, on the whole, August was a good month. Business services revenue rebounded to the pre-outage level while both wireless services revenue and local services revenue were consistent with prior trends. Costs and expenses were down as we continued to drive costs out of the business led by the impact from the lowered headcount due to the Voluntary Retirement Incentive Plan. In the month of August, AT&T recognized an extraordinary loss of $137 million (net of tax) on the early extinguishment of debt.

Form 8-K/A                                                            AT&T Corp.
October 16, 1998

                    REPORT OF INDEPENDENT ACCOUNTANTS ON
                       FINANCIAL STATEMENT SCHEDULES


To the Shareowners of AT&T Corp:

Our audits of the consolidated financial statements referred to in our report dated January 26, 1998, except as to Note 15 for which the date is September 23, 1998, appearing on page 4 on this Current Report on Form 8-K/A of AT&T Corp. and subsidiaries, also included an audit of the consolidated financial statement schedule listed in Item 7 of this Current Report on Form 8-K/A. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.




PricewaterhouseCoopers LLP


1301 Avenue of the Americas
New York, New York
January 26, 1998

Form 8-K/A                                                            AT&T Corp.
October 16, 1998

                              Schedule II--Sheet 1

                                   AT&T CORP.
                        AND ITS CONSOLIDATED SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                              (Millions of Dollars)

--------------------------------------------------------------------------------
           COL. A              COL. B      COL. C       COL. D        COL. E
--------------------------------------------------------------------------------
                             Balance at   Charged to                  Balance
                             Beginning    Costs and                   at End
         Description         of Period     Expenses   Deductions(a)  of Period
--------------------------------------------------------------------------------
         Year 1997

Allowances for doubtful
  Accounts (b)                 $1,000      $1,522       $1,485         $1,037
Reserves related to business
  restructuring, including
  force and facility
  consolidation (c)            $1,388      $    -       $  481         $  907
Deferred tax asset valuation
  Allowance (d)                $  220      $  142       $    1         $  361

         Year 1996

Allowances for doubtful
  Accounts (b)                 $  833      $1,518       $1,351         $1,000
Reserves related to business
  restructuring, including
  force and facility
  consolidation (c)            $2,092      $    -       $  704         $1,388
Deferred tax asset valuation
  Allowance (d)                $  151      $   71       $    2         $  220

The Notes on Sheet 2 are an integral part of this Schedule.

Form 8-K/A                                                            AT&T Corp.
October 16, 1998

                              Schedule II--Sheet 2

                                   AT&T CORP.
                        AND ITS CONSOLIDATED SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                              (Millions of Dollars)

--------------------------------------------------------------------------------
           COL. A              COL. B      COL. C       COL. D        COL. E
--------------------------------------------------------------------------------
                             Balance at   Charged to                  Balance
                             Beginning    Costs and                   at End
         Description         of Period     Expenses   Deductions(a)  of Period
--------------------------------------------------------------------------------

         Year 1995

Allowances for doubtful
  Accounts (b)                 $ 612      $1,125       $  904         $  833
Reserves related to business
  restructuring, including
  force and facility
  consolidation (c)            $ 699      $1,712       $  319         $2,092
Deferred tax asset valuation
  Allowance (d)                $  45      $  122       $   16         $  151


------------

(a)  Amounts written off as uncollectible, net of recoveries.
(b) Includes allowances for doubtful accounts on long-term receivables of $49 $52 and $35 in 1997, 1996 and 1995, respectively (included in long-term receivables in the Consolidated Balance Sheets).
(c) Included primarily in other current liabilities and in other long-term liabilities and deferred credits in the Consolidated Balance Sheets.
(d) End of period balances include $14, $9 and $10 which represent the current portion of the deferred tax valuation allowance for 1997, 1996 and 1995, respectively.